FutureLand's (FUTL) Subsidiary, FutureLand Oregon LLC, Consummates Purchase of 50% Ownership in 78 Acres in Southern Oregon for Recreational Marijuana Grow

Company Makes First Installment to Own Major Grow Facility in Southern Oregon

DENVER, CO--(Marketwired - June 20, 2016) - FutureLand Corp. (OTC PINK: FUTL), a leading provider of strategic real estate investment, grow facilities and material solutions to the global cannabis industry, announced today that its subsidiary, FutureLand Oregon LLC, has entered into contract to purchase 50% ownership in 78 acres of land in Southern Oregon for $125,000, plus additional investment capital, and has paid the first of two installments. The land is currently being developed into a recreational marijuana grow facility and is being purposed to generate some very specific strains of cannabis. The 78 acres of land in Southern Oregon is jointly owned by FutureLand Oregon LLC and Hspendleton, LLC.

Cameron Cox, CEO of FutureLand Corp., said, "We are very excited to begin the process of growing cannabis in Oregon for the recreational market. But it doesn't stop there. The plan is to prepare the way for a seamless transition to a major pharmaceutical play. This can only happen, however, if we focus on strains and opportunities that will no doubt find a place of top-mind awareness among the drug companies. With Hspendleton, LLC and Groovey Groves as our partners, we intend to put ourselves in a very strong position to enter the other primary verticals within the industry, including distribution and infused products."

Bruce Perlowin, CEO of Hemp Inc. (OTC PINK: HEMP), as well as their consulting division, continue to be great assets to the FutureLand Corp. network on a weekly and daily basis.

"We have been setting up the opportunity to grow in Oregon for better than a year now and are happy to be in partnership with FutureLand Corp. to bring only the best quality cannabis to the marketplace. This project is going to be something special, but right now we want to keep our cards close to the vest," says John Miller of Groovey Groves, LLC.

In the next few weeks, we will update our shareholders through social media, such as Facebook and Twitter, as to the progress of the grow facility on a daily basis as available. FutureLand intends to drive substantial revenue in the near future from the capital derived from this Southern Oregon grow facility.

About FutureLand Corp.

FutureLand Corp., a Colorado company, is a cannabis and hemp specialty zoned land leasing company formed to capitalize upon the emerging global cannabis market. FutureLand focuses on target acquisition, zoning, license fulfillment, site plan preparation and financing of cannabis or hemp grow facilities throughout the United States. We give growers the opportunity to grow. We monetize through leasing the land, leasing the structures on the land, financing interest revenue and management fees associated with cultivation centers. FutureLand retains ownership of all the land and the structures. FutureLand leases to both medical marijuana, retail marijuana as well as industrial hemp growers. FutureLand does not currently grow, distribute or sell marijuana. To request further information about FutureLand, please email us at info@futurelandcorp.com, log onto our website at http://www.futurelandcorp.com, or visit us on FB @futurelandcorp and Twitter @futurelandcorp.

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Contact:

Media Contact

FutureLand Corp.

http://www.futurelandcorp.com

info@futurelandcorp.com

cox@futurelandcorp.com

(720) 370-3554

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